Exhibit 13.1

CERTIFICATION OF CEO AND CFO

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Correvio Pharma Corp. (the “Registrant”) filed under cover of Form 20-F for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark H. Corrigan as Chief Executive Officer of the Registrant and Justin Renz as President and Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Mark H. Corrigan
	Name:	Mark H. Corrigan
	Title:	Chief Executive Officer
	Date:	April 29, 2020

By:	/s/ Justin Renz
	Name:	Justin Renz
	Title:	President and Chief Financial Officer
	Date:	April 29, 2020

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.